AMENDED AND RESTATED

                                 REVOLVING NOTE



$30,000,000.00
                                                               Cincinnati, Ohio
                                                               January 25, 2001
                                           Amended and Restatement June 1, 2001
                                                               (Effective Date)

         On May 31, 2004, INTERLOTT TECHNOLOGIES, INC. a Delaware corporation ("Borrower"), for value received, hereby promises to pay to the order of FIFTH THIRD BANK, an Ohio banking corporation (the "Bank"), at its offices, located at 38 Fountain Square Plaza, Cincinnati, Ohio 45263, in lawful money of the United States of America and in immediately available funds, the principal sum of Thirty Million Dollars ($30,000,000.00) or such lesser unpaid principal amount as may be advanced by Bank pursuant to the terms of the Credit Agreement by and between Borrower and Bank dated January 25, 2001, as the same may be amended from time to time (the "Agreement"). All defined terms contained herein but not defined herein shall have the meaning as set forth in the Agreement.

         The principal balance outstanding hereunder, will bear interest from the date of the first advance until paid at the interest rate as provided in the Agreement.

          On May 31, 2004, all outstanding principal and all accrued and unpaid interest will be due and payable. Interest will be calculated based on a 360-day year and charged for the actual number of days elapsed, and will be payable in arrears on the first day of each calendar month except for interest subject to a Pricing Option which shall be payable as set forth in the Agreement. After maturity, whether by acceleration or otherwise, this Note will bear interest (computed and adjusted in the same manner, and with the same effect, as interest hereon prior to maturity) payable on demand, at a rate per annum equal to the Default Rate, until paid, and whether before or after the entry of judgment hereon.

         The Prime Rate means the rate of interest per annum announced to be its Prime Rate from time to time by Bank at its principal office Cincinnati, Ohio whether or not Bank will at times lend to borrowers at lower rates of interest, or, if there is no such Prime Rate, then its base rate or such other rate as may be substituted by Bank for the Prime Rate.

         The principal amount of each loan made by Bank under this Note and the amount of each prepayment made by Borrower under this Note will be recorded by Bank on the schedule attached hereto or in the regularly maintained data processing records of Bank. The aggregate unpaid principal amount of all loans set forth in such schedule or in such records will be presumptive evidence of the principal amount owing and unpaid on this Note. However, failure by Bank to make any such entry will not limit or otherwise affect Borrower's obligations under this Note or the Agreement.

         All payments received by Bank under this Note will be applied first to payment of amounts advanced by Bank on behalf of Borrower or which may be due for insurance, taxes and attorneys' fees or other charges to be paid by Borrower pursuant to the Agreement and the Loan Documents (as defined in the Agreement), then to accrued interest on this Note, then to principal which will be repaid in the inverse order of maturity.

         This Note is the Revolving Note referred to in the Agreement, as the same may be amended from time to time; and is entitled to the benefits, and is subject to the terms, of the Agreement. Capitalized terms used but not otherwise defined herein will have the meanings attributed thereto in the Agreement. The principal of this Note is prepayable in the amounts and under the circumstances, and its maturity is subject to acceleration upon the terms, set forth in the

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Agreement. Except as otherwise expressly provided in the Agreement, if any payment on this Note becomes due and payable on a day other than one on which Bank is open for business (a "Business Day"), the maturity thereof will be extended to the next Business Day, and interest will be payable at the rate specified herein during such extension period.

         After the occurrence of an Event of Default and the Event of Default is Continuing, all amounts of principal outstanding as of the date of the occurrence of such Event of Default will bear interest at the Default Rate, in Bank's sole discretion, without notice to Borrower. This provision does not constitute a waiver of any Events of Default or an agreement by Bank to permit any late payments whatsoever.

         Any prepayments under this Note in advance of any amortized payments will be applied to reduce the outstanding principal amount of this Note in the inverse chronological order of maturity.

         In no event will the interest rate on this Note exceed the highest rate permissible under any law which a court of competent jurisdiction will, in a final determination, deem applicable hereto. In the event that a court determines that Bank has received interest and other charges under this Note in excess of the highest permissible rate applicable hereto, such excess will be deemed received on account of, and will automatically be applied to reduce the amounts due to Bank from Borrower under this Note, other than interest, and the provisions hereof will be deemed amended to provide for the highest permissible rate. If there are no such amounts outstanding, Bank will refund to Borrower such excess.

         Borrower and all endorsers, sureties, guarantors and other persons liable on this Note hereby waive presentment for payment, demand, notice of dishonor, protest, notice of protest and all other demands and notices in connection with the delivery, performance and enforcement of this Note, and consent to one or more renewals or extensions of this Note.

         This Note may not be changed orally, but only by an instrument in writing.

         This Note is being delivered in, is intended to be performed in, will be construed and enforceable in accordance with, and be governed by the internal laws of, the State of Ohio without regard to principles of conflict of laws. Borrower agrees that the State and Federal courts in Hamilton County, Ohio or any other court in which Bank initiates proceedings will have exclusive jurisdiction over all matters arising out of this Note, and that service of process in any such proceeding will be effective if mailed to Borrower at its address described in the Notices section of the Agreement. BORROWER HEREBY WAIVES THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS NOTE.

                                          INTERLOTT TECHNOLOGIES, INC.



                                          By: ____________________________

                                          Its: ____________________________